                                                                    EXHIBIT 99.2

                          CONESTOGA ENTERPRISES, INC.

                             LETTER OF TRANSMITTAL

           (To Accompany Certificates for Shares of Infocore, Inc.)


                PLEASE FOLLOW CAREFULLY THE INSTRUCTIONS BELOW



EXCHANGE AGENT:

If by Mail or by Hand:

Conestoga Enterprises, Inc.
202 East First Street
Birdsboro, PA 19508
Attn:________________________

Gentlemen:

     The undersigned, pursuant to the terms of an Agreement and Plan of Merger (the "Merger Agreement"), dated as of March 14, 1997, among Conestoga Enterprises, Inc. ("CEI"), Infocore, Inc. ("Infocore") and CI Merger Corporation, a wholly owned subsidiary of CEI, hereby surrenders to the Exchange Agent the share certificates listed below in Box A representing shares of common stock, par value $.02 per share, of Infocore ("Infocore Common Stock"). As a registered owner of Infocore Common Stock, the undersigned hereby requests that you deliver , as set forth below and in accordance with the Merger Agreement (i) a certificate for shares of Common Stock, par value $5.00 per share, of CEI ("CEI Common Stock"), at the rate described in the Merger Agreement for each share of Infocore Common Stock surrendered pursuant to this Letter of Transmittal and (ii) a check for the cash payment in lieu of a fractional share of CEI Common Stock, if any. (See Instruction 7 below.)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
-----

BOX A:  SURRENDERED CERTIFICATES FOR SHARES OF INFOCORE COMMON STOCK

PLEASE FILL IN
--------------

  Certificate                    Number

  Numbers                      of Shares
  -------                      ---------

Name and Address of Registered Owner
as Shown on the Share Records

     Total Number of Shares
                                              -----------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
-----
 (If additional space is required, attach a continuation sheet in substantially the above form.)

     Except as otherwise requested in special instructions in Boxes B and C, the undersigned requested that the certificates representing shares of CEI Common Stock and the check for cash payment of a fractional share (if any) to which the undersigned is entitled be issued in the name and mailed to the address as set forth above in Box A. Unless written instructions to the contrary are attached hereto, a single CEI Common Stock certificate will be issued in exchange for Infocore Common Stock certificates surrendered pursuant to this Letter of Transmittal. (See Instruction 9 below.)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
-----

BOX B:  SPECIAL ISSUANCE INSTRUCTIONS

     To be completed only if the CEI Common Stock certificate and check (if any) is to be issued to other than the registered holder(s). (See instruction 4 below.)

Issue to:

Name
      ----------------------------------------------------------
                             (Please Print)

Address
         -----------------------------------------------------------
           ------------------------------------------------------------
           ------------------------------------------------------------

                                        (Give Zip Code)

Tax Identification Number or
Social Security Number
                        -------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
-----

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
-----

BOX C:  SPECIAL MAILING INSTRUCTIONS

     To be completed only if the CEI Common Stock certificate and check (if any) is to be mailed to an address other than that listed in Box A or Box B.

Mailed to:

Name
       ---------------------------------------------------
                                 (Please Print)

Address
        ---------------------------------------------------
        ---------------------------------------------------
        ---------------------------------------------------
                                 (Give Zip Code)

[_] Please check this box if the address listed here is the permanent address to which future dividends and communications should be mailed.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
-----

BOX D:  SIGNATURE GUARANTEE
            (See Instruction 4)

    To be completed ONLY if required by Instruction 4 below.

The undersigned hereby guarantees the signature(s) which appear(s) on this Letter of Transmittal.

-----------------------------------------------------
                     (Name of Firm Issuing Guarantee)

-----------------------------------------------------
                     (Signature of Officer)

-----------------------------------------------------
                     (Title of Officer Signing this Guarantee)

-----------------------------------------------------
                     (Address of Guaranteeing Firm)


Dated:                      , 1997
      ----------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
-----

                                 INSTRUCTIONS

                   Forming Part of the Terms and Conditions
                         of this Letter of Transmittal


     1. Use of Letter of Transmittal. This Letter of Transmittal, properly filled in, dated and signed, together with your surrendered Infocore stock certificates (the "Surrendered Certificates") and any other documents required by these Instructions, should be sent by mail or delivered by hand to the Exchange Agent, in each case at the appropriate address as set forth above. The method of delivery of all documents is at the option and risk of the shareholder, but if delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. A return envelope is enclosed for your convenience.

     2. Signatures. If you wish your CEI Common Stock certificate to be issued in your name, this Letter of Transmittal must be signed by you or on your behalf as the registered holder(s) of the Surrendered Certificates. In the case of joint tenants, both must sign. If the Surrendered Certificates are registered in different forms of the name of any person signing this Letter of Transmittal (e.g., "John Smith" on one certificate and "J. Smith" on another), it will be necessary for such person either to sign this Letter of Transmittal in each way in which the certificates are registered or to sign as many Letters of Transmittal as there are different forms of name. If the Surrendered Certificates have been transferred or assigned, please follow Instruction 4.

     3. Issuance of CEI Common Stock Certificate in Same Name. If the CEI Common Stock certificate is to be issued in the name of the registered holder as shown on the Surrendered Certificates, the Surrendered Certificates need not be endorsed.

     4. Issuance of CEI Common Stock Certificate in Different Names. If the CEI Common Stock Certificate is to be issued in the name of someone other than the registered owner of the Surrendered Certificates, please be guided by the following:

          a.   Endorsement and Guarantee.  The Surrendered Certificates must be
               -------------------------
properly endorsed (or accompanied by appropriate stock powers properly executed by the registered holder of such certificates) to the person who is to receive the CEI Common Stock certificate. The signature of the registered holder on the endorsement or stock powers must correspond with the name as written upon the face of the Surrendered Certificates in every particular and must be guaranteed by a commercial bank (not a savings bank or savings and loan association) or trust company in the United States or by a member firm of any national securities exchange or of the National Association of Securities Dealers, Inc. ("Qualified Guarantor").

          b.   Transferee's Signature.  This Letter of Transmittal must be
               ----------------------
signed by the transferee or by his agent, and should not be signed by the transferor. The signature of such transferee or agent must be guaranteed by a Qualified Guarantor as defined in Instruction 4(a).

          c.   Transfer Taxes.  In the event that any transfer or other taxes
               --------------
become payable by reason of the issuance of any CEI Common Stock certificate in any name other than that of the registered holder, such transferee must pay such tax to the Exchange Agent or CEI or must establish to the satisfaction of CEI that such tax has been paid or is not payable.

          d.   Correction of or Change in Name.  For a correction of name or for
               -------------------------------
a change in name which does not involve a change of ownership, proceed as follows: for a change in name by marriage, etc., the Surrendered Certificates should be endorsed, e.g., "Mary Doe, now by marriage Mrs. Mary Jones," with the signature guaranteed by a Qualified Guarantor as described in Instruction 4(a). For a correction in name, the Surrendered Certificates should be endorsed, e.g., "James E. Brown, incorrectly inscribed as J.E. Brown" with the signature guaranteed by a Qualified Guarantor as described in Instruction 4(a).

     5. 31% Backup Withholding. In order to avoid "backup withholding" of Federal income tax on the cash received, in lieu of a fractional share of CEI Common Stock, a stockholder must, unless an exemption applies, provide the Exchange Agent with his correct taxpayer identification number ("TIN") on the Form W-9 accompanying this Letter of Transmittal and certify, under penalties of perjury, that such number is correct. If the correct TIN is not provided, a $50 penalty may be imposed by the Internal Revenue Service and payments made in lieu of a fractional share of CEI Common Stock may be subject to backup withholding of 31%.

          Backup withholding is not an additional Federal income tax. Rather, the Federal income tax liability of persons subject to backup withholding will be reduced by the amount of such tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

          The TIN that must be provided on the Form W-9 is that of the registered holder of the Surrendered Certificates or of the last transferee appearing on the transfers attached to or endorsed on the Surrendered Certificates. The TIN for an individual is his social security number.

          Exempt persons (including, among others, corporations) are not subject to backup withholdings and should indicate their exempt status on Form W-9. A foreign person may qualify as an exempt person by submitting a statement, signed under penalties of perjury, certifying such person's foreign status. Such statements can be obtained from the Exchange Agent. A stockholder should consult his tax advisor as to his qualification for exemption from backup withholdings and the procedure for obtaining such exemption.

          For additional guidance, see the enclosed Form W-9.

     6. Supporting Evidence. In case any Letter of Transmittal, certificate, endorsement or stock power is executed by an agent, attorney, administrator, executor, guardian, trustee, or in any other fiduciary or representative capacity, or by an officer of a corporation on behalf of the corporation, there should be submitted documentary evidence of appointment and authority to act in such capacity (including court orders and corporate resolutions where necessary) as well as evidence of the authority of the person making such execution to assign, sell or transfer shares. Such documentary evidence of authority must be in a form satisfactory to the Exchange Agent and submitted with the Letter of Transmittal, Surrendered Certificates and/or stock power.

     7. Cash Payment for Fractional Shares. CEI will not issue any fractional shares of CEI Common Stock in connection with the Merger. Instead, CEI will pay holders of a fractional share of CEI Common Stock an amount in cash (rounded to the nearest whole cent) equal to (i) $_____ (the per share market value of CEI Common Stock as determined pursuant to the Merger Agreement on the effective date of the merger) times (ii) the fractional share to which such holder would otherwise be entitled.

     8. Additional Copies. Additional copies of this Letter of Transmittal or the Form W-9 may be obtained from the Exchange Agent.

     9. Multiple Certificates. If, for tax purposes, a holder of Infocore Common Stock wished to maintain the separate tax bases and holding period of certain blocks of Infocore Common Stock held by such holder, or otherwise have multiple certificates issued for the CEI Common Stock, explicit instructions to the Exchange Agent should be provided.

     YOU ARE URGED TO COMPLETE AND RETURN THIS LETTER OF TRANSMITTAL PROMPTLY. ANY DIVIDENDS AND OTHER DISTRIBUTIONS PAYABLE TO HOLDERS OF RECORD OF SHARES OF CEI COMMON STOCK AFTER THE MERGER WILL NOT BE DELIVERED TO YOU BUT WILL BE HELD (WITHOUT INTEREST) UNTIL YOU SURRENDER YOUR INFOCORE CERTIFICATE(S).